Exhibit 99.2

Fox Factory Holding Corp. Announces First Quarter Fiscal 2022 Financial Results
Achieves Record Quarterly Sales of $378.0 Million
Reports Record Earnings per Diluted Share of $1.13
Reports Record Non-GAAP Adjusted Earnings per Diluted Share of $1.32

DULUTH, Georgia, May 5, 2022 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the first quarter ended April 1, 2022.
First Quarter Fiscal 2022 Highlights
•Sales increased 34.4% to $378.0 million, compared to $281.1 million in the same period last fiscal year
•Gross profit increased 22.8% to $120.3 million, compared to $97.9 million in the same period last fiscal year. Gross margin percentage decreased 300 basis points to 31.8%, compared to 34.8% in the same period last fiscal year; non-GAAP adjusted gross margin percentage decreased 270 basis points to 32.3% compared to 35.0% in the same period last fiscal year
•Net income was $48.1 million, or 12.7% of sales and $1.13 of earnings per diluted share, compared to $38.0 million, or 13.5% of sales and $0.90 of earnings per diluted share in the same period last fiscal year
•Non-GAAP adjusted net income was $55.8 million, or $1.32 of non-GAAP adjusted earnings per diluted share, compared to $44.5 million, or $1.05 of non-GAAP adjusted earnings per diluted share in the same period last fiscal year
•Adjusted EBITDA was $71.8 million, or 19.0% of sales, compared to $60.4 million, or 21.5% of sales in the same period last fiscal year
“We are pleased to report record revenue and profitability in the first quarter of 2022. This accomplishment reflects the focus and continued execution of our people and FOX’s strategic initiatives while responding to various ongoing macro challenges," commented Mike Dennison, FOX’s Chief Executive Officer. “Our immediate goal is the optimization of our Gainesville facility and while we saw improvements in productivity late in the quarter, we have significant work remaining to deliver our expected results. In addition, while inflation and supply chain challenges continue to pose obstacles, I am confident in our world-class team to continue to constructively drive the business toward our 2025 objectives.”
Sales for the first quarter of fiscal 2022 were $378.0 million, an increase of 34.4% as compared to sales of $281.1 million in the first quarter of fiscal 2021. This increase reflects a 43.5% increase in Specialty Sports Group sales and a 27.9% increase in Powered Vehicles Group sales. The increase in Specialty Sports Group sales is driven by continued strong demand in both the original equipment manufacturer ("OEM") and aftermarket channels. The increase in Powered Vehicles Group sales is primarily due to strong performance in our upfitting product lines.

Gross margin was 31.8% for the first quarter of fiscal 2022, a 300 basis point decrease from gross margin of 34.8% in the first quarter of fiscal 2021. Non-GAAP adjusted gross margin decreased 270 basis points to 32.3% from the same prior fiscal year period, excluding the effects of strategic transformation costs. The decrease in gross margin was primarily driven by continued increases in supply chain related costs, including increased prices for raw materials and freight. Additionally, the completion of the planned shutdown of our Watsonville, California facility and transition of those production lines resulted in inefficiencies as we ramp up our Gainesville, Georgia facility. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $66.1 million for the first quarter of fiscal 2022, compared to $52.1 million in the first quarter of fiscal 2021. Operating expenses increased by $14.0 million primarily due to higher employee related costs, higher commission costs, and higher insurance and facility related expenses. As a percentage of sales, operating expenses were 17.5% for the first quarter of fiscal 2022, a decrease of 100 basis points, compared to 18.5% in the first quarter of fiscal 2021. Non-GAAP operating expenses were $59.6 million, or 15.8% of sales in the first quarter of fiscal 2022, compared to $45.4 million, or 16.1% of sales, in the first quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 4.8% in the first quarter of fiscal 2022, compared to 9.5% in the first quarter of fiscal 2021. The decrease in the Company’s effective tax rate was primarily due to the impact of recently finalized U.S. tax regulations, which resulted in the full release of our valuation allowance against foreign tax credit carryforwards. This impact was partially offset by decreased benefits from the effects of stock-based compensation and discrete items.
Net income in the first quarter of fiscal 2022 was $48.1 million, compared to $38.0 million in the first quarter of the prior fiscal year. Earnings per diluted share for the first quarter of fiscal 2022 were $1.13, compared to earnings per diluted share of $0.90 for the first quarter of fiscal 2021.
Non-GAAP adjusted net income in the first quarter of fiscal 2022 was $55.8 million, or $1.32 of adjusted earnings per diluted share, compared to adjusted net income of $44.5 million, or $1.05 of adjusted earnings per diluted share, in the same period of the prior fiscal year. Reconciliations of net income as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per diluted share are provided at the end of this press release.
Adjusted EBITDA in the first quarter of fiscal 2022 was $71.8 million, compared to $60.4 million in the first quarter of fiscal 2021. Adjusted EBITDA margin in the first quarter of fiscal 2022 was 19.0%, compared to 21.5% in the first quarter of fiscal 2021. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of April 1, 2022, the Company had cash and cash equivalents of $68.8 million compared to $179.7 million as of December 31, 2021. Inventory was $315.0 million as of April 1, 2022, compared to $279.8 million as of December 31, 2021. As of April 1, 2022, accounts receivable and accounts payable were $177.9 million and $157.0 million, respectively, compared to $142.0 million and $100.0 million, respectively, as of December 31, 2021. Prepaids and other current assets were $293.9 million as of April 1, 2022, compared to $123.1 million as of December 31, 2021. The decrease in cash and cash equivalents and increase in prepaids and other assets are primarily due to increased chassis deposits as we work to secure supply for the remainder of the year for our upfitting business. The increase in inventory is primarily due to additional raw materials purchases to mitigate risks associated with supply chain uncertainty. The increases in accounts receivable and accounts payable reflect business growth as well as the timing of vendor payments. Accrued expenses were $103.8 million as of April 1, 2022, compared to $112.4 million as of December 31, 2021, primarily due to decreases in income taxes payable and accrued bonuses, which were partially offset by increases in various other expenses.
Fiscal 2022 Guidance
For the second quarter of fiscal 2022, the Company expects sales in the range of $385 million to $405 million and non-GAAP adjusted earnings per diluted share in the range of $1.10 to $1.25.
For the fiscal year 2022, the Company expects sales in the range of $1,500 million to $1,530 million and non-GAAP adjusted earnings per diluted share in the range of $5.00 to $5.30. For purposes of our fiscal 2022 guidance, we expect our full year effective tax rate to be within the range of 11% to 15%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the second quarter and full fiscal year 2022 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (866) 518-6930, and international listeners may dial (203) 518-9797; the conference ID is FOXFQ122 or 36937122. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted gross profit,” “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines non-GAAP adjusted gross profit as gross profit margin adjusted for certain strategic transformation costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted gross profit, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted gross profit, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of	As of
	April 1,	December 31
	2022	2021

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,773	$179,686
Accounts receivable (net of allowances of $512 and $410 at April 1, 2022 and December 31, 2021, respectively)	177,858	142,040
Inventory	314,971	279,837
Prepaids and other current assets	293,927	123,107
Total current assets	855,529	724,670
Property, plant and equipment, net	193,609	192,003
Lease right-of-use assets	44,122	38,752
Deferred tax assets	43,351	34,998
Goodwill	323,283	323,299
Intangibles, net	191,716	197,021
Other assets	12,405	4,986
Total assets	$1,664,015	$1,515,729
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$157,015	$99,984
Accrued expenses	103,792	112,378
Current portion of long-term debt	20,000	17,500
Total current liabilities	280,807	229,862
Line of credit	42,852	—
Long-term debt, less current portion	356,288	360,953
Other liabilities	34,984	30,832
Total liabilities	714,931	621,647
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of April 1, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value — 90,000 authorized; 43,039 shares issued and 42,149 outstanding as of April 1, 2022; 43,010 shares issued and 42,120 outstanding as of December 31, 2021	42	42
Additional paid-in capital	346,328	344,119
Treasury stock, at cost; 890 common shares as of April 1, 2022 and December 31, 2021	(13,754)	(13,754)
Accumulated other comprehensive income	9,619	4,876
Retained earnings	606,849	558,799
Total stockholders’ equity	949,084	894,082
Total liabilities and stockholders’ equity	$1,664,015	$1,515,729

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended
	April 1,	April 2,
	2022	2021
Sales	$377,977	$281,136
Cost of sales	257,717	183,212
Gross profit	120,260	97,924
Operating expenses:
Sales and marketing	22,589	16,858
Research and development	12,642	9,876
General and administrative	25,567	20,369
Amortization of purchased intangibles	5,307	4,965
Total operating expenses	66,105	52,068
Income from operations	54,155	45,856
Interest and other expense, net:
Interest expense	1,977	2,904
Other expense, net	1,692	959
Interest and other expense, net	3,669	3,863
Income before income taxes	50,486	41,993
Provision for income taxes	2,436	4,007
Net income	$48,050	$37,986
Earnings per share:
Basic	$1.14	$0.91
Diluted	$1.13	$0.90
Weighted-average shares used to compute earnings per share:
Basic	42,144	41,851
Diluted	42,381	42,343

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three months ended April 1, 2022 and April 2, 2021. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 1,	April 2,
	2022	2021
Net income	$48,050	$37,986
Amortization of purchased intangibles	5,307	4,965
Patent litigation-related expenses	69	310
Other acquisition and integration-related expenses (1)	1,088	1,415
Strategic transformation costs (2)	1,676	508
Tax impacts of reconciling items above (3)	(393)	(687)
Non-GAAP adjusted net income	$55,797	$44,497

Non-GAAP adjusted EPS
Basic	$1.32	$1.06
Diluted	$1.32	$1.05

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	42,144	41,851
Diluted	42,381	42,343
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(3) Tax impact calculated based on the respective year to date effective tax rate.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three months ended April 1, 2022 and April 2, 2021. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 1,	April 2,
	2022	2021
Net income	$48,050	$37,986
Provision for income taxes	2,436	4,007
Depreciation and amortization	11,847	9,969
Non-cash stock-based compensation	3,029	2,494
Patent litigation-related expenses	69	310
Other acquisition and integration-related expenses (1)	974	1,255
Strategic transformation costs (2)	1,676	508
Interest and other expense, net	3,669	3,863
Adjusted EBITDA	$71,750	$60,392

Net Income Margin	12.7%	13.5%

Adjusted EBITDA Margin	19.0%	21.5%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $114 and $160 in stock-based compensation for the three month periods ended April 1, 2022 and April 2, 2021, respectively.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)
The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three months ended April 1, 2022 and April 2, 2021, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 1,	April 2,
	2022	2021
Sales	$377,977	$281,136

Gross Profit	$120,260	$97,924
Strategic transformation costs (1)	1,676	508
Non-GAAP Adjusted Gross Profit	$121,936	$98,432

Gross Margin	31.8%	34.8%

Non-GAAP Adjusted Gross Margin	32.3%	35.0%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three months ended April 1, 2022 and April 2, 2021. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	April 1,	April 2,
	2022	2021
Sales	$377,977	$281,136

Operating Expense	$66,105	$52,068
Amortization of purchased intangibles	(5,307)	(4,965)
Patent litigation-related expenses	(69)	(310)
Other acquisition and integration-related expenses (1)	(1,088)	(1,415)
Non-GAAP operating expense	$59,641	$45,378

Operating expense as a percentage of sales	17.5%	18.5%

Non-GAAP operating expense as a percentage of sales	15.8%	16.1%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of the Russian invasion of Ukraine on the global economy, energy supplies and raw materials; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the Securities and Exchange Commission on February 24, 2022, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Fox Factory Holding Corp.
Vivek Bhakuni
Sr. Director of Investor Relations and Business Development
706-471-5241
vbhakuni@ridefox.com